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                                                                   EXHIBIT 23(a)

                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]

The Board of Directors
Hawaiian Electric Industries, Inc.:

  We consent to the use of our reports incorporated herein by reference and to the reference to our Firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

Honolulu, Hawaii
January 22, 1998